UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	October 2, 2007

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

560 Lexington Avenue, New York, New York 10022
(Address of principal executive offices, including zip code)
(212) 351-7300
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On October 2, 2007, Hudson Trade and Industrial Services Pty Limited, Hudson Trade and Industrial Solutions Pty Limited, Hudson Global Resources (Aust) Pty Limited (collectively, “Hudson Australia”), subsidiaries of Hudson Highland Group, Inc. (the “Company”), entered into a Business Acquisition Agreement (the “T&I Agreement”), dated October 2, 2007, with Skilled Group Limited (“Skilled”). Pursuant to the T&I Agreement, Hudson Australia agreed to sell (the “T&I Sale”) its Australian blue-collar trade and industrial business to Skilled for Australian $3.4 million (approximately U.S. $3.0 million) in cash, subject to adjustment for the amount of certain employee entitlements as set forth in the T&I Agreement. Hudson will also retain approximately $4.0 million in net assets, primarily receivables.

        The Agreement contains customary representations and indemnification obligations of Hudson Australia and generally provides that Hudson Australia will retain those liabilities of T&I that are not reflected on its balance sheet. The T&I Sale is expected to be completed by October 29, 2007 subject to customary closing conditions. Copies of the T&I Agreement and a press release the Company issued on October 2, 2007, announcing the entry into the T&I Agreement are filed herewith as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

10.1	Business Acquisition Agreement, dated as of October 2, 2007, among Hudson Trade and Industrial Services Pty Limited, Hudson Trade and Industrial Solutions Pty Limited, Hudson Global Resources (Aust) Pty Limited and Skilled Group Limited [Certain schedules and exhibits to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]
99.1	Press Release of Hudson Highland Group, Inc. issued on October 2, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: October 2, 2007	By: /s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and
Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

10.1	Business Acquisition Agreement, dated as of October 2, 2007, among Hudson Trade and Industrial Services Pty Limited, Hudson Trade and Industrial Solutions Pty Limited, Hudson Global Resources (Aust) Pty Limited and Skilled Group Limited [Certain schedules and exhibits to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]
99.1	Press Release of Hudson Highland Group, Inc. issued on October 2, 2007.